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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  MARCH 2, 2006


                          HOLLINGER INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


               1-14164                                  95-3518892
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       (Commission File Number)            (I.R.S. Employer Identification No.)


    712 FIFTH AVENUE, NEW YORK, NY                         10019
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(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (212) 586-5666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.     MODIFICATION OF TERMS OF DIRECTOR COMPENSATION

              On March 2, 2006, the Board of Directors (the "Board") of Hollinger International Inc. (NYSE: HLR) (the "Company") approved modifications to the Company's compensation program for non-employee Board members.

RECEIPT OF DEFERRED STOCK UNITS

              Pursuant to the modifications, one half of the annual retainer paid to non-employee Board members will be paid to each such member in the form of the Company's Deferred Stock Units ("DSUs") granted pursuant to the Company's 1999 Stock Incentive Plan (the "1999 Plan"). The remaining one-half of such retainer amount will be payable to each such member in cash unless such member elects to receive DSUs in lieu of such payments. Each non-employee Board member will also receive a grant of an additional 1,000 DSUs pursuant to the 1999 Plan each fiscal quarter.

              The DSUs will be issued in quarterly installments as of the last business day of each fiscal quarter, with the number of DSUs being issued with respect to retainer payments as of each such date being determined by dividing the amount of the retainer payment payable to the director by the fair market value (as determined under the 1999 Plan) of a share of our Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") on the last trading day of such fiscal quarter.

              Due to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), non-employee Board members may not make an election to receive DSUs in lieu of cash with respect to the retainers payable to them regarding their service during the first quarter of 2006.

              All DSUs granted to a non-employee Board member will be subject to the terms of the 1999 Plan and a Deferred Stock Unit Agreement. Each such DSU granted represents an unfunded, unsecured right to receive a share of Class A Common Stock as soon as is reasonably practicable after the date such non-employee Board member ceases to be a member of the Board (or, if later, on the date the non-employee director suffers a "separation from service," as defined in Section 409A of the Code). The non-employee Board member will receive a cash payment for any fractional shares of our Class A Common Stock when the DSUs are settled.

              If the Company declares a cash dividend on its outstanding Class A Common Stock, each non-employee Board member will receive an additional number of DSUs equal to (a) the product of (i) the number of DSUs held by such non-employee Board member on the related dividend record date multiplied by
(ii) the per share amount of the dividend, with such product (b) divided by the fair market value of a share of Class A Common Stock on the dividend payment date. In the case of any declared dividend that is payable in shares of Class A Common Stock, each non-employee Board member will receive additional DSUs in an

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amount  equal to the product of (a) the  aggregate  number of DSUs held by such non-employee Board member on the related dividend record date multiplied by (b) the number of shares of Class A Common Stock (including any fraction thereof) payable as a dividend on a share of Class A Common Stock. DSUs are not transferable by non-employee Board members except by will or by the laws of descent and distribution.


CHANGES IN BOARD MEMBER RETAINER AMOUNTS

              Pursuant to the modifications, the lead non-employee Board member will receive an additional annual retainer of $20,000. In addition, the retainer amounts paid to the chair of the Board's Executive Committee and to each of the members of such committee (currently $10,000 and $5,000, respectively) are eliminated effective in 2006.

              Except  as  noted   herein,   all  other  terms  of  the  Board's
compensation program remain unchanged.


STOCK OWNERSHIP REQUIREMENT

              On March 2, 2006, the Board instituted a stock ownership requirement for non-employee directors. Each non-employee Board member will be required to own an amount of shares of Class A Common Stock with an aggregate fair market value equal to at least five times the amount of the annual non-employee Board member retainer, which retainer amount is currently $50,000. Non-employee Board members will have five years to satisfy this requirement and all DSUs granted to a non-employee Board member will count towards the satisfaction of this requirement.


2.     AMENDED EMPLOYMENT AGREEMENT WITH GORDON PARIS

              On March 2, 2006, the Company amended its employment agreement with Gordon A. Paris, the Company's President and Chief Executive Officer. Under the terms of the amendment, if Mr. Paris' services are terminated by the Company due to Mr. Paris' death or disability, all unvested cash incentives under the Company's Long-Term Incentive Plan will become immediately fully vested and payable (if applicable) without being subject to proration. All other terms of Mr. Paris' amended and restated employment agreement, dated January 1, 2006, remain unchanged.


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                                SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        HOLLINGER INTERNATIONAL INC.
                                               (Registrant)



Date: March 8, 2006                     By: /s/ James R. Van Horn
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                                        Name:  James R. Van Horn
                                        Title: Vice President, General Counsel &
                                               Secretary